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                          [ARTHUR ANDERSEN LETTERHEAD]


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8, filed by NM Acquisition Corp. (the "Company"), of our report dated February 14, 2000 included in the Company's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

Vienna, Virginia
June 13, 2000